UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 25, 2011 (May 20, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders (the “Annual Meeting”) of Metro Bancorp, Inc. (“Metro”) was held on May 20, 2011.  At that meeting, the shareholders considered and acted upon the following proposals:

1.  The election of directors.  By the vote reflected below, the shareholders elected the following individuals to serve as directors until the 2012 Annual Meeting:

	Votes For	Votes Withheld	Broker Non-Votes
James R. Adair	8,770,897	241,008	2,758,139
John J. Cardello	8,777,445	234,460	2,758,139
Douglas S. Gelder	8,677,720	334,185	2,758,139
Alan R. Hassman	8,721,196	290,709	2,758,139
Howell C. Mette, Esq.	8,767,581	244,324	2,758,139
Gary L. Nalbandian	8,761,874	250,031	2,758,139
Michael A. Serluco	8,714,147	297,758	2,758,139
Samir J. Srouji, M.D.	8,772,581	239,324	2,758,139

2.  The amended and restated Articles of Incorporation. The shareholders voted to approve the amended and restated articles of incorporation which reduced the number of shareholder votes required for certain corporate actions if such actions are approved by at least two-thirds of the entire Board of Directors. The voting totals for this item are as follows: 11,565,441 shares voted for the proposal; 189,554 shares voted against the proposal; and 15,049 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

3. The Say-On-Pay advisory vote on compensation of named executive officers.  The shareholders voted to approve, on an advisory non-binding basis, the compensation paid to the named executive officers.  The voting totals for this item are as follows: 6,439,680 shares voted for the proposal; 2,568,987 shares voted against the proposal; and 3,238 shares abstained from voting on the proposal.  There were 2,758,139 broker non-votes on the proposal.

4.  The Say-On-Frequency vote on frequency of the say-on-pay vote.  The shareholders voting results are listed below. The shareholders recommended that an advisory vote to approve the compensation of the named executive officers occur every year.

1 Year	2 Years	3 Years	Abstentions	Broker non-votes
6,150,132	93,590	2,756,650	5,404	2,764,268

5.  The ratification of the appointment of ParenteBeard LLC as Metro's independent registered public accounting firm for the fiscal year ending December 31, 2011. The voting results were as follows: 11,706,025 shares voted for the proposal; 54,340 shares voted against the proposal; and 9,679 shares abstained from voting on the proposal.  There were no broker non-votes on the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: May 25, 2011
/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer